Exhibit 32.2

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

The undersigned officers of Angion Biomedica Corp. (the Company) certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.    The Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2021 (the Quarterly Report), as filed with the Securities and Exchange Commission, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.    The information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

ANGION BIOMEDICA CORP.

	By:	/s/ Gregory S. Curhan
Date: May 16, 2022		Gregory S. Curhan Interim Chief Financial Officer (Principal Financial and Accounting Officer)